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                                                                       EXHIBIT 5

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
Kempson House, Camomile Street
London EC3A 7AN
Tel +44 (0)20 7283 6000
Tel +44 (0)20 7283 6500                                        Your reference
www.nortonrose.com
DX 85 London, DX1064 City                                      Our reference
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Direct Line +44 (0)20 7444 3510
email: scottmdk@nortonrose.com

-2003                                                           KHK/MDKS/AA48151

                                                     DRAFT, SUBJECT TO AMENDMENT

The Directors
HSBC Holdings plc
8 Canada Square
London
E14 5HQ
United Kingdom

Dear Sirs

     FORM F-4 REGISTRATION STATEMENT (THE "REGISTRATION STATEMENT")

     We are English solicitors to HSBC Holdings plc (the "Company").

     This opinion is being furnished in connection with the proposed Registration Statement under the United States Securities Act of 1933, as amended (the "Securities Act"), of -- ordinary shares of US$0.50 each of the Company (the "Ordinary Shares") to be issued in connection with or as contemplated by the Agreement and Plan of Merger dated as of 14 November 2002 (the "Merger Agreement"), among the Company (1), Household International, Inc. ("Household") (2) and H2 Acquisition Corporation ("H2 Acquisition"), a Delaware corporation and a wholly-owned subsidiary of the Company (3), providing for the merger of Household with and into H2 Acquisition (the "Merger").

     We have examined and relied on each of the following documents:

          (a) a copy of the Registration Statement; and

          (b) a copy of the Company's Memorandum and Articles of Association,

and copies of such corporate records and other documents as we have deemed necessary or appropriate to enable us to render this opinion.

     For the purposes of this opinion, we have assumed:

          (a) the conformity to original documents of all copies submitted to us;

          (b) that the extraordinary general meeting of HSBC shareholders to be held in connection with the Merger (the "Extraordinary General Meeting") will be duly convened and that the resolution to approve the Merger and the steps necessary to implement it and to authorise the allotment of the Ordinary Shares pursuant to the Merger proposed at such meeting will be passed in the form of such resolution contained in the notice of the Extraordinary General Meeting and, once passed, the relevant resolution will not subsequently be amended or revoked prior to the allotment and issuance of such Ordinary Shares; and

          (c) that, following the passing of the resolution at the Extraordinary General Meeting on the basis described above, a meeting or meetings of the board of directors of the Company or of a duly authorised and constituted committee thereof will be duly convened and shall duly resolve to allot and issue the Ordinary Shares and such resolution(s) shall not be subsequently amended or revoked prior to the allotment and issuance of such Ordinary Shares.
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     On the basis of, and subject to, the foregoing and having regard to such considerations of English law in force at the date of this letter as we consider relevant, we are of the opinion that Ordinary Shares to be issued by the Company pursuant to and in accordance with the Merger will, when so issued, be legally and validly issued, fully paid and no further contribution to the Company in respect thereof will be required from the registered holders thereof by virtue only of their being such holders under English law.

     This opinion is limited to, and given solely on the basis of, English law as applied by the English Courts as at the date hereof and is given on the basis that it will be governed by and construed in accordance with English law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Yours faithfully

                                          NORTON ROSE